UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Constant Contact, Inc.

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On December 11, 2015, about.com published the following interview with Gail Goodman, chief executive officer of Constant Contact, Inc., and Hari Ravichandran, chief executive officer of Endurance International Group Holdings, Inc.

With the recent announcement of Constant Contact’s $1.1 Billion acquisition by The Endurance International Group, this marks a significant milestone in the upward trend of successful exits by marketing technology companies.

In a move to expand beyond their family of web-hosting companies, Endurance, whose brands include HostGator, FatCow.com, and Domain.com, is taking big strides with their Constant Contact acquisition, to offer a wider suite of useful marketing tools to their existing customer base of small and medium-sized business owners.

Today, I got the opportunity to interview both Gail Goodman, the long-standing CEO of Constant Contact, and Hari Ravichandran, the founder and CEO of Endurance, on what exactly this acquisition means for entrepreneurs looking to make a splash in marketing technology.

First, to give some insight as to what made Constant Contact such a great acquisition target, is my interview with Hari.

Ryan: What about Constant Contact made it an attractive acquisition target for Endurance?

Hari: “This acquisition fortifies our position as a leader in the SMB services space.”

“With the additional product suite that Constant Contact brings, we are able to offer a full range of complementary solutions to SMBs. Together, we’ll be a leader in the SMB marketing services space – helping small businesses get online and grow online, serving them from inception to growth. Once a small business establishes an online presence, we know one of the first tools they want is email marketing. Joining forces with Constant Contact creates a seamless experience for our small business customers to easily grow their businesses. Additionally, with our combined reach to over 5 million subscribers, the combination enhances our operational and financial scale.”

Ryan: What type of key performance indicators do you typically look for when evaluating a company for an acquisition?

Hari: “At Endurance, we are driven by our mission to make the web a better place and deliver valuable services and solutions to help small businesses get online and grow.

Our analysis can be based on combination of variables – strategic fit and rationale, the target’s subscriber profile, growth in both revenue and profit, future synergies, and future cash flow, for example.”

Ryan: What goals does Endurance hope to accomplish now that Constant Contact is on board?

Hari: “The integration of Constant Contact into our portfolio will enable us to provide broader solutions through different touch points with our current subscribers. We also believe that there is an opportunity to market the Constant Contact product through our current customer acquisition channels. On a broader basis, Constant Contact has strengths in areas such as product, brand, and customer experience, and we believe that these areas too, will benefit Endurance as a whole. We are thrilled for Constant Contact join the Endurance family and are looking forward to what’s ahead!”

Now, to shed some more light on how Constant Contact has made it through more than 20 years in the marketing technology space, here’s my interview with CEO, Gail Goodman.

Ryan: What has been your biggest failure (and subsequent lesson) during your career as an entrepreneur?

Gail: “In the early days of Constant Contact, when we were trying to scale, we tried lots of seemingly great ideas that landed with a thud, including trying to sell our SaaS offering on store shelves and door-to-door. Really.”

“Yet, that process of testing also uncovered some surprisingly impactful marketing channels, like radio and local seminars, which work extremely well for us to this day. It’s all about learning from everything you do. If you let a failure or something that didn’t quite go right get to you, it’s going to impede future success.”

“We have a strong culture of testing into everything. Get out there, try things, and if they don’t work, learn from it and quickly move on.”

Ryan: If you had to choose, what would you say has been the single most effective growth lever in getting Constant Contact to the level it’s climbed to, in the online marketing space?

Gail: “Culture has been our biggest growth lever. At Constant Contact we all share one goal: helping small businesses succeed. It’s no secret that half of all small businesses fail within the first five years. We’re determined to help our customers beat the odds – and we make sure they know they don’t have to go it alone.”

“With customer success as our northern light, it shaped the way we go to market, on-board customers, build products, provide customer support…everything.”

“We offer free marketing resources designed to help our customers get up to speed and achieve the best possible results in the shortest amount of time – because time is something most small businesses have very little of. Our resources are presented in many different formats so our customers can pick those that best suit their learning style and time constraints. For example, we host free, in-person educational seminars in local communities across North America and the UK; webinars for online viewing; podcasts so folks can listen at their convenience; printable guides, blog posts, and helpful tips on all major social networks.”

“We also offer free personal coaching, with support available via telephone, chat, email, and social media. No other email marketing provider offers such comprehensive resources, backed by live customer support. It’s a winning combination that helps small business owners become successful marketers.”

Ryan: Have there been any important decisions you’ve made in the business, that you feel many people disagreed with you on?

Gail: “The initial launch of our email marketing product for small businesses back in 1998 was nerve-wracking, in that we were doing everything that the experts said NOT to do. Everything that had been done up until then suggested that we couldn’t possibly scale a business at $15/month and include free personal coaching.”

“We were told there was no way we could make the customer economics work. But, we knew that small businesses needed an affordable email product and the option to pick up the phone and talk to a real person when they needed help. It was a bumpy road at times and the most important lesson I took from this journey was to test, test some more, and then retest – it paid off for us, as we were able to prove the skeptics wrong.”

Ryan: What’s the most impactful piece of advice you’d give to aspiring entrepreneurs?

Gail: “Design your customer experience based upon the needs of your target market, not the latest ‘startup best practices’ or how your VC’s other portfolio companies do things. Of course, you should track the evolving startup trends, but adapt them for your solution and your customer. Be close enough to your customer and market that you can have a strong point-of-view. Market leaders break the rules by serving their customers differently.”

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Constant Contact and Endurance. A special stockholder meeting is expected to be held on January 21, 2016 to obtain stockholder approval in connection with the proposed merger between Constant Contact and Endurance. Constant Contact has filed with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents and may file additional relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Constant Contact and contains important information about the proposed transaction and related matters. INVESTORS OF CONSTANT CONTACT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONSTANT CONTACT, ENDURANCE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Constant Contact with the SEC at the SEC’s website at www.sec.gov, at Constant Contact’s website at www.constantcontact.com or by sending a written request to Constant Contact at 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Investor Relations Department.

Participants in the Solicitation

Constant Contact, Endurance, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from Constant Contact’s stockholders in connection with the proposed merger. Information regarding Constant Contact’s and Endurance’s directors and executive officers is set forth in their respective definitive proxy statements for their respective 2015 Annual Meetings of Stockholders and their respective most recent annual reports on Form 10-K. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Constant Contact’s stockholders in connection with the proposed merger will be set forth in Constant Contact’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and Constant Contact’s and Endurance’s respective directors and executive officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Constant Contact undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that Endurance may not receive the anticipated financing or financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the possibility that the business of Constant Contact may suffer as a result of uncertainty surrounding the transaction or that Constant Contact may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the possibility of the transaction involving unexpected costs, liabilities or delays; and other risks and uncertainties discussed in Constant Contact’s filings with the SEC, including the “Risk Factors” sections of Constant Contact’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. If the transaction is consummated, Constant Contact’s stockholders will cease to have any equity interest in Constant Contact and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Constant Contact are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.